EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS






        We consent to the inclusion in this Registration Statement on Form S-4 for General Communication, Inc., of our report dated March 15, 1994, on our audit of the statements of operations, changes in partners' capital deficiency, and cash flows of Prime Cable of Alaska, L.P. for the year ended December 31, 1993. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.



                                                 COOPERS & LYBRAND L.L.P.


                                                           /S/




Austin, Texas
September 30, 1996




                                                         REGISTRATION STATEMENT
                                                                         II-629